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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37700) pertaining to the Gaiam, Inc. 1999 Long-Term Incentive Plan and the Gaiam, Inc. 1999 Employee Stock Purchase Plan, of our report dated February 18, 2003, with respect to the consolidated financial statements and schedule of Gaiam, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Denver, Colorado
March 10, 2003

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  Exhibit 23.1